EXHIBIT 31.1

CERTIFICATIONS

I, Anthony L. Havens, certify that:

1.	I have reviewed this report on Form 10-K/A Amendment No. 1 for the fiscal year ended April 30, 2012 of Sparta Commercial Services, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  November 6, 2012

/s/ Anthony L. Havens
Anthony L. Havens
Chief Executive Officer